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                                                                    EXHIBIT 21.1

Subsidiaries of Haights Cross Communications, Inc.

      Subsidiary Name             State of Incorporation   Date of Incorporation
--------------------------------  ----------------------   ---------------------
Haights Cross Operating Company         Delaware              November 12, 1999
Sundance/Newbridge Educational          Delaware              June 19, 1998
Publishing, LLC
Triumph Learning, LLC                   Delaware              November 10, 1999
Recorded Books, LLC                     Delaware              September 7, 1999
Chelsea House Publishers, LLC           Delaware              November 12, 1999
Oakstone Publishing, LLC                Delaware              February 12, 1997
The Coriolis Group, LLC                 Delaware              December 18, 1998
Options Publishing, LLC                 Delaware              November 30, 2004
WF Howes Limited                        United Kingdom        November 5, 1998